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EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CyberGuard Corporation:

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 27, 1999 relating to the financial statements of CyberGuard Corporation, which appears in CyberGuard Corporation's Annual Report on Form 10-K for the year ended June 30, 1999.


(signed) PricewaterhouseCoopers, LLP



Atlanta, Georgia
September 15, 1999